UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 14, 2016
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rayonier Advanced Materials Inc.

Item 1.01.	Entry Into a Material Definitive Agreement
On March 14, 2016, Daicel Corporation (“Daicel”) and a subsidiary of Rayonier Advanced Materials Inc. (the “Company”), Rayonier A.M. Sales and Technology Inc. (“RYST”) entered into Amendment No. 2 to Daicel - Rayonier Amended Chemical Specialties Agreement, effective as of January 1, 2016 (“Amendment No. 2”). Amendment No. 2 amends that certain Amended and Restated Chemical Specialties Agreement, effective as of January 1, 2012, between Rayonier Performance Fibers, LLC and Daicel (the “Original Agreement”), which had been amended by that certain Amendment No. 1 to Amended Chemical Specialties Agreement, effective as of February 15, 2013 (“Amendment No. 1;” collectively, the Original Agreement and Amendment No. 1 are hereby referred to as the “Agreement”). The Agreement was assigned to RYST pursuant to the terms of Amendment No. 1.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of Amendment No. 2. The omitted material will be included in the request for confidential treatment.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to Amendment No. 2. A redacted copy of Amendment No. 2 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure
On March 17, 2016, the Company issued a press release relating to entry into Amendment No. 2 described in Item 1.01 above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Daicel - Rayonier Amended Chemical Specialties Agreement, effective as of January 1, 2016, between Daicel Corporation and Rayonier A.M. Sales and Technology Inc.*
99.1	Press release entitled "Rayonier Advanced Materials Announces Contract Extension with Daicel" issued March 17, 2016.
* Certain confidential portions of this exhibit were omitted pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission.

Signature
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President, General Counsel and Corporate Secretary

March 17, 2016

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